EXHIBIT (d)(xii)

May 1, 2010

William Blair & Company, L.L.C.

222 West Adams Street

Chicago, IL 60606

Re:	Management Agreement with William Blair Funds dated

December 15, 1999 (the “Management Agreement”)

Ladies and Gentlemen:

William Blair & Company, L.L.C. has proposed to the William Blair Funds an amendment to the Management Agreement to add additional breakpoints to the management fee schedules for the International Growth Fund and the Institutional International Growth Fund. Amended Appendix A attached hereto reflects the additional breakpoints to be added to the management fee schedule for the International Growth Fund and the Institutional International Growth Fund.

Pursuant to Section 7 of the Management Agreement, by signing below, William Blair & Company, L.L.C. agrees that the amended management fee schedules for the International Growth Fund and the Institutional International Growth Fund reflected in amended Appendix A attached hereto may be enforced against it.

Further, pursuant to Section 2 of the Management Agreement, the William Blair Funds hereby provide notification of a new series of the William Blair Funds to be called “William Blair Mid Cap Value Fund” (the “New Portfolio”). Amended Appendix A and B reflect, among other things, the appropriate management fees and initial term end for the New Portfolio.

By signing below, William Blair & Company, L.L.C. agrees to render the investment advisory and management services to the New Portfolio under the terms of the Management Agreement and amended Appendix A and B attached hereto.

WILLIAM BLAIR FUNDS

By:	/s/ Colette M. Garavalia
Name:	Colette M. Garavalia
Title:	Treasurer

Accepted as of the 1st day
of May, 2010.

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Timothy L. Burke
Name:	Timothy L. Burke
Title:	Principal & CFO

APPENDIX A

MANAGEMENT FEES

William Blair Growth Fund:

.75% of average daily net assets

William Blair Large Cap Growth Fund:

.80% of average daily net assets

William Blair Small Cap Growth Fund:

1.10% of average daily net assets

William Blair International Growth Fund:

1.10% of the first $250 million of average daily net assets; plus

1.00% of the next $4.75 billion of average daily net assets; plus

0.95% of the next $5 billion of average daily net assets; plus

0.925% of the next $5 billion of average daily net assets; plus

0.90% of the average daily net assets over $15 billion

William Blair Value Discovery Fund:

1.10% of average daily net assets

William Blair Income Fund:

.25% of the first $250 million of average daily net assets; plus

.20% of average daily net assets over $250 million; plus

5.00% of the gross income earned by the Portfolio

William Blair Ready Reserves Fund:

.275% of the first $250 million of average daily net assets; plus

.250% of the next $250 million of average daily net assets; plus

.225% of the next $2,000 million of average daily net assets; plus

.200% of the average daily net assets over $2,500 million

William Blair Institutional International Growth Fund:

1.00% of the first $500 million of average daily net assets; plus

0.95% of the next $500 million of average daily net assets; plus

0.90% of the next $1.5 billion of average daily net assets; plus

0.875% of the next $2.5 billion of average daily net assets; plus

0.85% of the next $5 billion of average daily net assets; plus

0.825% of the next $5 billion of average daily net assets; plus

0.80% of the average daily net assets over $15 billion

William Blair Small-Mid Cap Growth Fund:

1.00% of average daily net assets

William Blair International Equity Fund:

1.10% of the first $250 million of average daily net assets; plus

1.00% of the average daily net assets over $250 million

William Blair Institutional International Equity Fund:

1.00% of the first $500 million of average daily net assets; plus

0.95% of the next $500 million of average daily net assets; plus

0.90% of the average daily net assets over $1 billion

William Blair Emerging Markets Growth Fund:

1.10% of average daily net assets

William Blair International Small Cap Growth Fund:

1.00% of average daily net assets

William Blair Mid Cap Growth Fund:

0.95% of average daily net assets

William Blair Bond Fund:

0.30% of average daily net assets

William Blair Global Growth Fund:

1.00% of average daily net assets

William Blair Emerging Leaders Growth Fund:

1.10% of average daily net assets

William Blair Low Duration Fund:

0.30% of average daily net assets

William Blair Mid Cap Value Fund:

0.95% of average daily net assets

APPENDIX B

DATE OF END OF INITIAL TERM

For the William Blair Growth Fund, the William Blair International Growth Fund, the William Blair Value Discovery Fund, the William Blair Income Fund and the William Blair Ready Reserves Fund:

April 30, 2000

For the William Blair Large Cap Growth Fund and the William Blair Small Cap Growth Fund:

April 30, 2001

For the William Blair Institutional International Growth Fund:

April 30, 2004

For the William Blair Small-Mid Cap Growth Fund:

April 30, 2005

For the William Blair International Equity Fund and the William Blair Institutional International Equity Fund:

April 30, 2006

For the William Blair Emerging Markets Growth Fund, the William Blair International Small Cap Growth Fund and the William Blair Mid Cap Growth Fund:

April 30, 2007

For the William Blair Bond Fund, the William Blair Global Growth Fund and the William Blair Emerging Leaders Growth Fund:

April 30, 2009

For the William Blair Low Duration Fund:

April 30, 2011

For the William Blair Mid Cap Value Fund:

April 30, 2012